Exhibit 99.1

RRE Ventures Acquisition Corp. Announces Pricing of $250 Million Initial Public Offering

April 29, 2026

BOCA RATON, FLORIDA-(BUSINESS WIRE)-RRE Ventures Acquisition Corp. (the “Company”) announced today the pricing of its initial public offering of 25,000,000 units at a price of $10.00 per unit. The units will be listed on The Nasdaq Global Market, or Nasdaq, and trade under the ticker symbol “RREVU” with trading expected to begin on April 30, 2026. Each unit consists of one Class A ordinary share of the Company and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share of the Company at a price of $11.50 per share, subject to certain adjustments. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “RREV” and “RREVW,” respectively.

The offering is expected to close on May 1, 2026, subject to customary closing conditions.

Cohen and Company Capital Markets, a division of Cohen & Company Securities, LLC, is acting as representative of the several underwriters for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,750,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from: Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, Attention: Prospectus Department, 3 Columbus Circle, 24th Floor, New York, NY 10019, or by email at capitalmarkets@cohencm.com.

The registration statement relating to the securities sold in the initial public offering was declared effective on April 29, 2026 by the U.S. Securities and Exchange Commission (the “SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About RRE Ventures Acquisition Corp.

RRE Ventures Acquisition Corp. is a newly organized special purpose acquisition company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

The Company intends to concentrate on industries that complement its management team’s background by focusing on a target business in the technology, defense and space, robotics, quantum computing, professional sports, AI, energy, power and other transformative sectors. The Company believes its management team is positioned to identify and negotiate a combination with an enduring business and provide potential for long-term value creation.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and preliminary prospectus for the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact

RRE Ventures Acquisition Corp.

Philip Kassin

5355 Town Center Road

Boca Raton, Florida 33486

Tel: (786) 359-4103